Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Muriel Shaw

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8822

(Name, address and telephone number of agent for service)

KB Home

(Issuer with respect to the Securities)

Delaware	95-3666267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10990 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

Federal Deposit Insurance Company

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-14.	Items 3 – 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005)

2.	A copy of the certificate of authority of the Trustee to commence business is attached as Exhibit 2.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers is attached as Exhibit 3.

4.	A copy of the existing by-laws of the Trustee as now in effect. (Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010).

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2011, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 20th day of September, 2011.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.
/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.
/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 20, 2011

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

AS OF 6/30/2011

($000’s)

6/30/2011
Assets
Cash and Balances Due From Depository Institutions	$15,249,371
Securities	63,952,096
Federal Funds	15,876
Loans & Lease Financing Receivables	190,017,874
Fixed Assets	5,231,718
Intangible Assets	13,050,819
Other Assets	22,581,835

Total Assets	$310,099,589
Liabilities
Deposits	$218,820,466
Fed Funds	7,695,079
Treasury Demand Notes	0
Trading Liabilities	550,498
Other Borrowed Money	33,124,842
Acceptances	0
Subordinated Notes and Debentures	7,679,246
Other Liabilities	8,693,748

Total Liabilities	$276,563,879
Equity
Minority Interest in Subsidiaries	$1,821,732
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,558,906

Total Equity Capital	$33,535,710
Total Liabilities and Equity Capital	$310,099,589